Ex. 99. 28(h)(3)(v)

Amendment to

 Administrative Fee Waiver Agreement

Between JNL Series Trust and

Jackson National Asset Management, LLC

This Amendment is made by and between JNL Series Trust (the “Trust”) on behalf of each of its series of shares (each a “Fund” and collectively, the “Funds”) listed on Schedule A and Jackson National Asset Management, LLC (the “Administrator”).

Whereas, the Trust and the Administrator (the “Parties”) entered into an Administrative Fee Waiver Agreement dated September 25, 2017 (the “Agreement”), whereby the Administrator agreed to waive, for each Fund listed on Schedule A, a portion of its administrative fee, in the amounts listed on Schedule A, as it may be amended and approved by the Board of Trustees of the Trust (the “Board”) from time to time.

Whereas, the Board has approved, and the Parties have agreed, to amend Schedule A of the Agreement, to add a fee waiver for the JNL/DFA International Core Equity Fund, effective October 14, 2019.

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated October 14, 2019, attached hereto.

2)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

4)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective as of October 14, 2019.

JNL Series Trust		Jackson National Asset Management, LLC

By:	/s/ Kristen K. Leeman	By:	/s/ Mark D. Nerud
Name:	Kristen K. Leeman	Name:	Mark D. Nerud
Title:	Assistant Secretary	Title:	President and CEO

Schedule A

Dated October 14, 2019

(List of Funds)

Fund	Class A Waiver	Class I Waiver
JNL/DFA Growth Allocation Fund	None	0.05%
JNL/DFA International Core Equity Fund	None	0.05%
JNL/DFA Moderate Growth Allocation Fund	None	0.05%
JNL/DFA U.S. Core Equity Fund	None	0.05%
JNL/Mellon MSCI KLD 400 Social Index Fund	None	0.05%
JNL/Mellon Utilities Sector Fund	None	0.05%
JNL/Mellon S&P 1500 Growth Index Fund	None	0.05%
JNL/Mellon S&P 1500 Value Index Fund	None	0.05%
JNL/Mellon Consumer Staples Sector Fund	None	0.05%
JNL/Mellon Materials Sector Fund	None	0.05%
JNL/Mellon Industrials Sector Fund	None	0.05%
JNL/Mellon Real Estate Sector Fund	None	0.05%
JNL/RAFI® Fundamental U.S. Small Cap Fund	None	0.05%
JNL/S&P International 5 Fund	None	0.05%
JNL/S&P Mid 3 Fund	None	0.05%
JNL/Vanguard Moderate ETF Allocation Fund	None	0.12%
JNL/Vanguard Moderate Growth ETF Allocation Fund	None	0.12%
JNL/Vanguard Growth ETF Allocation Fund	None	0.12%

A-1